FORM 8-K
                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549




                                                  CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported): November 5, 1997


                      TOPS APPLIANCE CITY, INC.
      (Exact name of registrant as specified in its charter)


  New Jersey                  0-20498                           22-3174554
(State or other             (Commission                       (IRS Employer
jurisdiction of             File Number)                    Identification No.)
incorporation)



 45 Brunswick Avenue, Edison, New Jersey              08818
-----------------------------------------------------------
(Address of principal executive office)            (Zip Code)



Registrant's telephone number, including area code:(732) 248-2850



                                  N/A
    (Former name or former address, if changed since last report)


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Item 1.           Changes in Control of Registrant

                  Not Applicable


Item 2.           Acquisition or Disposal of Assets

                  Not Applicable


Item 3.           Bankruptcy or Receivership

                  Not Applicable


Item 4.           Changes in Registrant's Certifying Accountant

                  Not Applicable


Item 5.           Other Events

                  On November 5, 1997, SSP, L.L.C., a New York limited liability company, purchased all of the stock of Tops Appliance Realty, Inc. ("Realty"), a wholly owned subsidiary of Tops Appliance City of New York, Inc., a New York corporation ("TACNY"), which is a wholly owned subsidiary of the Registrant. The stock of Realty was the sole asset of TACNY. Certain real property in Queens, New York was owned, and certain other parcels were leased, by Realty. The purchase price was $14.5 million, which was reduced by the outstanding balance of a mortgage on the real property owned and leased by Realty (approximately $8.96 million), the costs of the transaction and current rent payments, resulting in a net payment to TACNY of approximately $5.4 million. An existing lease between TAC and Realty, pursuant to which TAC occupies the Queens, New York store, remains in effect, but was amended to provide for an initial term expiring October 31, 2022, and also to provide for two 10 year renewal options, all at pre-established monthly rates.


Item 6.           Resignation of Registrant's Directors

                  Not Applicable


Item 7.           Financial Statements and Exhibits

                  (a)      Financial statements of business acquired.

                           Not Applicable

                  (b)      Pro forma financial information

                           Not Applicable

                  (c)      Exhibits

                           Not Applicable



                              SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      TOPS APPLIANCE CITY, INC.


                                                   BY: /s/ Robert Gross
                                                       ------------------------
                                                       ROBERT GROSS,
                                                       Chief Executive Officer




Dated:  December 29, 1997



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